Exhibit 10.8

FIRST AMENDMENT
TO
RETIREMENT AGREEMENT

The Retirement Agreement made as of the 24th day of March, 2000 by and between
AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and Gilbert M. Meyer
(“Director”) is hereby amended as follows:

Section 3(a) of the Retirement Agreement is hereby amended by deleting the following language in the first sentence thereof:

     “for so long as such payments are due”
and substituting thereof the following:
     “in accordance with, and to the extent required by, the provisions of the Split Dollar Agreement between the Company and Executive,”

Except as amended herein, the Retirement Agreement is hereby confirmed in all other respects.

IN WITNESS WHEREOF, this Amendment is entered into this 31st day of
March, 2005.

AVALONBAY COMMUNITIES, INC.
By:	/s/ Charlene Rothkopf
Charlene Rothkopf, EVP – Human Resources

/s/ Edward M. Schulman
Edward M. Schulman,
SVP, General Counsel & Secretary

/s/ Gilbert M. Meyer
Director